RIF Moderate Strategy Fund

& Balanced Strategy Fund

Direct Expense Cap

05/01/19 – 04/30/20

May 1, 2019

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Funds - Moderate Strategy Fund and Balanced Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Until April 30, 2020, Russell Investment Management, LLC (“RIM”), as adviser to the Funds, agrees to waive up to the full amount of its 0.20% advisory fee for the Funds and then to reimburse each Fund for other direct expenses to the extent that direct expenses exceed 0.14% of the average daily net assets of the Fund on an annual basis.

Direct expenses for the Funds do not include extraordinary expenses or the expenses of other investment companies in which each Funds invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Peter Gunning
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer

RIF Growth Strategy Fund &

Equity Growth Strategy Fund

Direct Expense Cap

05/01/19 – 04/30/20

May 1, 2019

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Funds - Growth Strategy Fund and Equity Growth Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Until April 30, 2020, Russell Investment Management, LLC (“RIM”), as adviser to the Funds, agrees to waive up to the full amount of its 0.20% advisory fee for the Funds and then to reimburse each Fund for other direct expenses to the extent that direct expenses exceed 0.15% of the average daily net assets of the Fund on an annual basis.

Direct expenses for the Funds do not include extraordinary expenses or the expenses of other investment companies in which each Funds invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Peter Gunning
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer